Exhibit 21

CONSOL Energy Inc.

SUBSIDIARIES

As of February 11, 2022

(In alphabetical order)

AMVEST Gas Resources, LLC (a Virginia limited liability	Consol Thermal Holdings LLC (a Delaware limited
company)	liability company)
AMVEST LLC (a Virginia limited liability company)	Fola Coal Company, L.L.C. d/b/a Powellton Coal Company
AMVEST West Virginia Coal, L.L.C. (a West Virginia limited	(a West Virginia limited liability company)
liability company)	Helvetia Coal Company LLC (a Pennsylvania limited liability
Braxton-Clay Land & Mineral, LLC (a West Virginia limited)	company)
liability company)	Island Creek Coal Company LLC (a Delaware limited liability
Conrhein Coal Company (a Pennsylvania general partnership)	company)
CONSOL Amonate Facility LLC (a Delaware limited liability	Laurel Run Mining Company LLC (a Virginia limited liability
company)	company)
CONSOL Amonate Mining Company LLC (a Delaware limited	Leatherwood, LLC (a Pennsylvania limited liability company)
liability company)	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability
CONSOL Coal Finance Corp. (a Delaware corporation)	company)
CONSOL Energy Canada Ltd. (a Canadian corporation)	MTB LLC (a Delaware limited liability company)
CONSOL Energy Sales Company LLC (formerly CONSOL Sales	Nicholas-Clay Land & Mineral, LLC (a Virginia limited
Company) (a Delaware limited liability company)	liability company)
CONSOL Financial Inc. (a Delaware corporation)	PA Mining Complex GP LLC (a Delaware limited liability
CONSOL Funding LLC (a Delaware limited liability company)	company)
CONSOL Marine Terminals LLC (a Delaware limited liability	PA Mining Complex LP (a Delaware limited partnership)
company)	R&PCC LLC (a Pennsylvania limited liability company)
CONSOL Mining Company LLC (a Delaware limited liability	TECPART LLC (a Delaware limited liability company)
company)	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability
CONSOL Mining Holding Company LLC (a Delaware limited	company)
company)	Terry Eagle Limited Partnership (a West Virginia limited
CONSOL of Canada LLC (a Delaware limited liability company)	company)
CONSOL of Kentucky LLC (a Delaware limited liability company)	Transformer LP Holdings Inc. (a Delaware corporation)
CONSOL Operating LLC (a Delaware limited liability company)	Vaughan Railroad Company LLC (a West Virginia limited liability
CONSOL Pennsylvania Coal Company LLC (formerly CONSOL	company)
Pennsylvania Coal Company) (a Delaware limited liability	Windsor Coal Company LLC (a West Virginia limited liability
company)	company)
CONSOL Pennsylvania Mine Holding LLC (a Delaware	Wolfpen Knob Development Company LLC (a Virginia limited
limited liability company)	liability company)
CONSOL RCPC LLC (a Delaware limited liability company)